Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53333 and No. 333-53309) of UniSource Energy Corporation of our report dated June 26, 2006 relating to the financial statements of the Tucson Electric Power Company 401 (k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, IL
June 26, 2006